EXHIBIT 99.1

NEWS

Veeco Instruments Inc., Terminal Drive, Plainview,  NY 11803 Tel. 516-677-0200 Fax. 516-677-0380

FOR IMMEDIATE RELEASE

Financial Contact: Debra Wasser, SVP Investor Relations & Corporate Communications, 516-677-0200 x1472

Media Contact:  Fran Brennen, Senior Director Marcom, 516-677-0200 x1222

VEECO ANNOUNCES Q4 AND 2009 FINANCIAL RESULTS

Plainview, NY, February 8, 2010 — Veeco Instruments Inc. (Nasdaq: VECO) announced its financial results for the fourth quarter and full year ended December 31, 2009. Veeco will host a conference call reviewing these results at 5:00pm today at 877-675-4757 (toll-free) or 719-325-4807 using passcode 9142083. The call will also be webcast live at www.veeco.com.  A replay of the call will be available beginning at 8:00pm tonight through midnight on February 22, 2010 at 888-203-1112 or 719-457-0820 using passcode 9142083, or on the Veeco website. A slide presentation reviewing these results has also been posted on our website. Veeco reports its results on a generally accepted accounting principles (“GAAP”) basis, and also provides results excluding certain items. Please refer to the attached table for details of the reconciliation between GAAP operating results and Non-GAAP operating results.

GAAP Results ($M except EPS)

	Q4 ‘09	Q4 ‘08	2009	2008
Revenues	$146.4	$110.3	$380.1	$442.8
Net income (loss)	$18.7	$(74.0)	$(15.6)	$(75.2)
EPS	$0.50	$(2.35)	$(0.48)	$(2.40)

Non-GAAP Results ($M except EPS)

	Q4 ‘09	Q4 ‘08	2009	2008
EBITA	$25.1	$8.0	$18.0	$36.0
EPS	$0.41	$0.15	$0.27	$0.67

John R. Peeler, Veeco’s Chief Executive Officer, commented, “We are pleased to report these excellent fourth quarter results. Our fourth quarter revenue was $146 million, a record level for Veeco, increasing 33% from the fourth quarter of 2008 and 48% sequentially. This strong revenue drove EBITA of $25.1 million, GAAP EPS of $0.50 per share, and non-GAAP EPS of $0.41 per share.  Fourth quarter LED & Solar revenues were a record $98 million, with MOCVD revenues more than doubling on a sequential basis. All three of our businesses, LED & Solar, Data Storage, and Metrology reported improved sequential gross margins, with overall Veeco margins increasing to 45%. Veeco generated $37 million in cash from operations during the fourth quarter.”

“Veeco’s fourth quarter 2009 orders were $262 million, surpassing our prior record of $226 million achieved in the third quarter by 16% and nearly 200% higher than the fourth quarter of 2008,” continued Mr. Peeler. “LED & Solar orders were $177 million, with sixteen LED manufacturers placing orders for TurboDisc® Metal Organic Chemical Vapor Deposition (MOCVD) Systems during the quarter. We continued to see strong MOCVD demand as LED manufacturers ramp production for laptop and TV backlighting as well as general illumination. Data Storage orders were $53 million, up over 200% sequentially, as hard drive customers invested in Veeco’s market leading front-end etch and deposition systems and back-end processing tools for technology and capacity requirements. In Metrology we booked $32 million, our best order performance in six quarters, with excellent customer traction for our newest generation instruments, particularly our Dimension® Icon® Atomic Force Microscope, and improvement overall in research and industrial customers’ spending patterns. It is particularly gratifying to end 2009 with such strong bookings levels in all three Veeco businesses.”

-more-

Outlook

Regarding Veeco’s outlook, Mr. Peeler commented, “With record backlog of $402 million at the end of December, Veeco begins 2010 with unprecedented momentum.  Business patterns in LED remain very strong in the first quarter, similar to what we experienced in the latter half of 2009, with multi-tool system orders being quoted to a large number of customers.  Leading global LED manufacturers are showing strong interest in our newly introduced TurboDisc K465i™ GaN MOCVD System, which we believe is the best product on the market today. We are increasing manufacturing capacity to satisfy customer demand, with a current plan to ramp capacity to 45 or more tools this quarter and approximately 70 by the second quarter. Our highest priority is to satisfy our customers with on-time deliveries and world-class customer support of their manufacturing ramps.”

“We believe our Data Storage business, with its dramatically lowered breakeven structure and backlog of $60 million ending 2009, is in excellent position starting 2010,” added Mr. Peeler.  “We remain well-aligned with our key customers and plan to introduce new technologies to continue to advance areal densities for thin film magnetic heads.  In Metrology, our new product pipeline is the best it’s been in years, and the business returned to profitability in both Q3 and Q4 2009.  We currently expect all three Veeco businesses to grow revenues and profits in 2010.”

Q1’10 Guidance

Veeco’s first quarter 2010 revenues are currently forecasted to be between $150-$165 million, with earnings per share between $0.50 to $0.62 on a GAAP basis and $0.41 to $0.50 on a non-GAAP basis. Please refer to the attached financial tables for more details.

About Veeco

Veeco Instruments Inc. manufactures enabling solutions for customers in the HB-LED, solar, data storage, semiconductor, scientific research and industrial markets. We have leading technology positions in our three businesses: LED & Solar Process Equipment, Data Storage Process Equipment, and Metrology Instruments. Veeco’s manufacturing and engineering facilities are located in New York, New Jersey, California, Colorado, Arizona, Massachusetts and Minnesota. Global sales and service offices are located throughout the U.S., Europe, Japan and APAC. http://www.veeco.com/

To the extent that this news release discusses expectations or otherwise makes statements about the future, such statements are forward-looking and are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include the risks discussed in the Business Description and Management’s Discussion and Analysis sections of Veeco’s Annual Report on Form 10-K for the year ended December 31, 2008 and in our subsequent quarterly reports on Form 10-Q, current reports on Form 8-K and press releases.  Veeco does not undertake any obligation to update any forward-looking statements to reflect future events or circumstances after the date of such statements.

-financial tables attached-

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$146,367	$110,344	$380,149	$442,809
Cost of sales	80,479	70,189	228,587	266,215
Gross profit	65,888	40,155	151,562	176,594

Operating expenses:
Selling, general and administrative expense	25,984	22,310	85,455	92,838
Research and development expense	17,660	15,180	57,430	60,353
Amortization expense	1,901	3,215	7,338	10,745
Restructuring expense	113	3,567	7,680	10,562
Asset impairment charge	—	73,037	304	73,322
Other (income) expense, net	(307)	(77)	790	(668)
Total operating expenses	45,351	117,232	158,997	247,152

Operating income (loss)	20,537	(77,077)	(7,435)	(70,558)

Interest expense, net	1,787	1,632	6,850	6,729
Gain on extinguishment of debt	—	(3,758)	—	(3,758)

Income (loss) before income taxes	18,750	(74,951)	(14,285)	(73,529)
Income tax provision (benefit)	5	(968)	1,347	1,892
Net income (loss) including noncontrolling interest	18,745	(73,983)	(15,632)	(75,421)
Net loss attributable to noncontrolling interest	—	(30)	(65)	(230)
Net income (loss) attributable to Veeco	$18,745	$(73,953)	$(15,567)	$(75,191)

Income (loss) per common share:
Net income (loss) attributable to Veeco	$0.53	$(2.35)	$(0.48)	$(2.40)
Diluted net income (loss) attributable to Veeco	$0.50	$(2.35)	$(0.48)	$(2.40)

Weighted average shares outstanding	35,623	31,500	32,628	31,347
Diluted weighted average shares outstanding	37,742	31,500	32,628	31,347

Veeco Instruments Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$148,589	$103,799
Short-term investments	135,000	—
Accounts receivable, net	84,358	59,659
Inventories, net	77,564	94,930
Prepaid expenses and other current assets	7,819	6,425
Deferred income taxes	3,105	2,185
Total current assets	456,435	266,998

Property, plant and equipment, net	59,389	64,372
Goodwill	59,422	59,160
Other assets, net	30,126	39,011
Total assets	$605,372	$429,541

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$29,112	$29,610
Accrued expenses	106,445	66,964
Deferred profit	2,520	1,346
Current portion of long-term debt	212	196
Income taxes payable	829	354
Total current liabilities	139,118	98,470

Deferred income taxes	5,039	4,540
Long-term debt	100,964	98,330
Other non-current liabilities	1,192	2,391
Total non-current liabilities	107,195	105,261

Equity attributable to Veeco	359,059	225,026
Noncontrolling interest	—	784
Total equity	359,059	225,810

Total liabilities and equity	$605,372	$429,541

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income (loss) to earnings excluding certain items

(In thousands, except per share data)

(Unaudited)

	Three months ended				Year ended
	December 31,				December 31,
	2009		2008		2009		2008

Operating income (loss)	$20,537		$(77,077)		$(7,435)		$(70,558)

Adjustments:

Amortization expense	1,901		3,215		7,338		10,745
Equity-based compensation expense	2,584		1,838		8,537		7,509
Restructuring expense	113		3,567		7,680	(1)	10,562	(2)
Purchase accounting adjustment	—		565		—		1,492	(3)
Inventory write-off	—		2,900		1,526	(4)	2,900	(5)
Asset impairment charge	—		73,037		304	(6)	73,322	(7)

Earnings before interest, income taxes and amortization excluding certain items (“EBITA”)	25,135		8,045		17,950		35,972

Interest expense, net	1,787		1,632		6,850		6,729
Gain on extinguishment of debt	—		(3,758)		—		(3,758)
Adjustment to exclude gain on extinguishment of debt	—		3,758		—		3,758
Adjustment to add back non-cash portion of interest expense	(732	) (8)	(734	) (8)	(2,846	) (8)	(2,918	(8)
Earnings excluding certain items before income taxes	24,080		7,147		13,946		32,161

Income tax provision at 35%	8,428		2,501		4,881		11,256

Earnings excluding certain items	15,652		4,646		9,065		20,905
Loss attributable to noncontrolling interest, net of income tax benefit at 35%	—		(20)		(42)		(150)

Earnings excluding certain items attributable to Veeco	$15,652		$4,665		$9,107		$21,054

Earnings excluding certain items per diluted share attributable to Veeco	$0.41		$0.15		$0.27		$0.67

Diluted weighted average shares outstanding	37,742		31,564		33,389		31,516

(1)

During the year ended December 31, 2009, the Company recorded a restructuring charge of $7.7 million, of which $0.1 million was recorded during the fourth quarter. These restructuring charges consisted principally of $6.3 million of personnel severance costs, $0.9 million of lease-related charges and $0.5 million of moving and consolidation costs associated with vacating two facilities in our Data Storage Process Equipment segment.

(2)

During 2008, the Company recorded a restructuring charge of $10.6 million, of which $3.6 million was incurred during the fourth quarter, $4.1 million was incurred during the third quarter and $2.9 million was incurred during the first quarter. These restructuring charges consisted of personnel severance costs and lease-related commitments.

(3)

During 2008, the Company recorded $1.5 million in cost of sales related to the acquisition of Mill Lane Engineering, of which $0.6 million was recorded during the fourth quarter. This was the result of purchase accounting, which requires adjustments to capitalize inventory at fair value.

(4)

During the first quarter of 2009, the Company recorded a $1.5 million inventory write-off in our Data Storage Process Equipment segment associated with the discontinuance of certain products. This charge was included in cost of sales in the GAAP income statement.

(5)

During the fourth quarter of 2008, the Company recorded a $2.9 million inventory write-off in its Metrology segment associated with legacy semiconductor products. This was included in cost of sales in the GAAP income statement.

(6)	During the second quarter of 2009, the Company recorded a $0.3 million asset impairment charge in our Data Storage Process Equipment segment for assets no longer being utilized.

(7)

During 2008, the Company recorded a $73.3 million asset impairment charge, of which $73.0 million was recorded during the fourth quarter and $0.3 million was recorded during the first quarter. The fourth quarter charge consisted of $52.3 million related to goodwill and $20.7 million related to other long-lived assets. The first quarter charge consisted of $0.3 million related to fixed asset write-offs associated with the consolidation and relocation of our Corporate headquarters.

(8)	Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on EBITA, which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Reconciliation of operating income to income excluding certain items

(In thousands, except per share data)

(Unaudited)

	Guidance for the three
	months ended March 31, 2010
	LOW		HIGH

Operating income	$23,663		$29,128

Adjustments:

Amortization expense	1,721		1,721
Equity-based compensation expense	2,233		2,233

Income before interest, income taxes and amortization excluding certain items (“EBITA”)	27,617		33,082

Interest expense, net	1,699		1,699
Adjustment to add back non-cash portion of interest expense	(741	) (1)	(741	) (1)

Income excluding certain items before income taxes	26,659		32,124

Income tax expense at 35%	9,331		11,243

Income excluding certain items	$17,328		$20,881

Income per diluted share excluding certain items	$0.41		$0.50

Diluted weighted average shares outstanding	42,000		42,000

(1)	Adjustment to exclude non-cash interest expense on convertible subordinated notes.

NOTE - The above reconciliation is intended to present Veeco’s operating results, excluding certain items and providing income taxes at a 35% statutory rate. This reconciliation is not in accordance with, or an alternative method for, generally accepted accounting principles in the United States, and may be different from similar measures presented by other companies. Management of the Company evaluates performance of its business units based on earnings before interest, income taxes and amortization excluding certain items (“EBITA”), which is the primary indicator used to plan and forecast future periods. The presentation of this financial measure facilitates meaningful comparison with prior periods, as management of the Company believes EBITA reports baseline performance and thus provides useful information.

Veeco Instruments Inc. and Subsidiaries

Segment Bookings, Revenues, and Reconciliation

of Operating income (loss) to EBITA **

(In thousands)

(Unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008
LED & Solar Process Equipment
Bookings	$176,692	$43,649	$440,784	$160,162
Revenues	$98,103	$37,608	$205,153	$165,812

Operating income	$25,442	$783	$26,763	$19,616
Amortization expense	796	1,587	3,137	4,627
Equity-based compensation expense	739	172	1,358	495
Restructuring expense	67	725	1,196	732
Purchase accounting adjustment	—	565	—	1,492
EBITA **	$27,044	$3,832	$32,454	$26,962

Data Storage Process Equipment
Bookings	$53,118	$13,968	$97,497	$138,653
Revenues	$21,040	$45,026	$77,259	$149,123

Operating income (loss)	$703	$(42,877)	$(7,430)	$(35,411)
Amortization expense	386	934	1,599	3,790
Equity-based compensation expense	128	297	1,020	990
Restructuring expense	(49)	272	3,006	396
Inventory write-off	—	—	1,526	—
Asset impairment charge	—	51,102	304	51,102
EBITA **	$1,168	$9,728	$25	$20,867

Metrology
Bookings	$32,375	$30,884	$101,261	$125,622
Revenues	$27,224	$27,710	$97,737	$127,874

Operating income (loss)	$681	$(30,044)	$(9,934)	$(31,348)
Amortization expense	508	585	2,170	1,880
Equity-based compensation expense	143	261	990	858
Restructuring expense	46	511	2,843	1,138
Inventory write-off	—	2,900	—	2,900
Asset impairment charge	—	21,935	—	21,935
EBITA (Loss) **	$1,378	$(3,852)	$(3,931)	$(2,637)

Unallocated Corporate
Operating (loss) income	$(6,289)	$(4,939)	$(16,834)	$(23,415)
Amortization expense	211	109	432	448
Equity-based compensation expense	1,574	1,108	5,169	5,166
Restructuring expense	49	2,059	635	8,296
Asset impairment charge	—	—	—	285
Loss **	$(4,455)	$(1,663)	$(10,598)	$(9,220)

Total
Bookings	$262,185	$88,501	$639,542	$424,437
Revenues	$146,367	$110,344	$380,149	$442,809

Operating income (loss)	$20,537	$(77,077)	$(7,435)	$(70,558)
Amortization expense	1,901	3,215	7,338	10,745
Equity-based compensation expense	2,584	1,838	8,537	7,509
Restructuring expense	113	3,567	7,680	10,562
Purchase accounting adjustment	—	565	—	1,492
Inventory write-off	—	2,900	1,526	2,900
Asset impairment charge	—	73,037	304	73,322
EBITA **	$25,135	$8,045	$17,950	$35,972

** Refer to footnotes on ‘Reconciliation of operating income (loss) to earnings excluding certain items’ for further details.